                                  LICENSE AGREEMENT

    AGREEMENT, effective March 1, 1989, between THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK, a New York corporation ("Columbia") and PROGENICS PHARMACEUTICALS, INC., a Delaware corporation ("Progenics").

1.  DEFINITIONS.

    a. "Affiliate" shall mean any corporation, firm, partnership or other entity which directly or indirectly owns, is owned by or is under common ownership with a party to this Agreement to the extent of at least fifty percent of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity, and any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control with a party to this Agreement.

    b.   "Licensed Columbia Patents" shall mean:

         (i) the following patent applications and patents relating to soluble T4-based peptides and fragments thereof, intermediates or methods of producing them, or methods of, or compositions using, them which are owned solely by Columbia and on which Richard Axel, Paul Maddon, Dan Littman, Leonard Chess, Robin Weiss, or Steven McDougal, or any combination thereof, are named as inventor or co-inventor:


               (A) the patent applications listed in Appendix A hereto, all divisions or continuations thereof, all patents issuing therefrom and all reissues of all such patents;

               (B) all patents and patent applications, whether filed before or after the effective date of this Agreement, which claim priority under 35 U.S.C. Section 119 or the benefit of the filing date under 35 U.S.C. Section 120 of the patent applications and patents of subparagraph (A), but only to the extent of subject matter in such applications and patents for which priority or benefit is claimed.

         (ii) any claim in any patent application pending as of the effective date of this Agreement or any patent issuing therefrom relating to soluble T4-based peptides and fragments thereof, intermediates or methods of producing them, or methods of, or compositions using, them which is owned in part by Columbia and on which Richard Axel or Paul Maddon, or both, are named as inventor or co-inventor, and any claim in any patent application, or any patent issuing therefrom, whether filed before or after the effective date of this Agreement, which claims priority under 35 U.S.C. Section 119 or the benefit of the filing date under 35 U.S.C. Section 120 of any such patent application or patent, but only to the extent of subject matter in such application or patent for which priority or benefit is claimed, to the extent that such claim is:

         (A) directed to a soluble T4-based peptide or fragment thereof which contains an amino acid sequence identical to the amino acid sequence 3-94, which is shown in Figure 6A of PCT International Publication No. W088/01304, published February 25, 1988 or an amino acid sequence identical to that amino acid sequence, except that at position 3 lysine replaces asparagine, and/or at position 64 arginine replaces tryptophan; or

         (B) broadly directed to methods of making the soluble T4-based peptide or fragment thereof of subparagraph (A) in transformed hosts, but not otherwise;

         but excluding any claim directed to a soluble T4-based peptide which has an amino acid sequence which is identical to any of the following amino acid sequences which are shown in Figure 6A of PCT International Publication No. W088/01304: (i) the amino acid sequence 3-185; (ii) the amino acid sequence 3-185 fused to the amino acid sequence 353-371, or (iii) the amino acid sequence 3-106 fused to the amino acid sequence 353-371, or an amino acid sequence which is identical to any such amino acid sequence, except that at position 3 lysine replaces asparagine.

    c. "Products" shall mean any product (i) the manufacture, use or sale of which would, but for the license granted herein, infringe a claim of an existing Licensed Columbia Patent or (ii) that is described by a claim of a pending patent application within Licensed Columbia Patents.

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                                      [***]


    2.   LICENSE GRANT.

         a. Columbia grants to Progenics and its Affiliates, upon and subject to all the terms and conditions of this Agreement, a worldwide, coexclusive license under the Licensed Columbia Patents to manufacture, have manufactured, use and sell Products, provided, however, that Columbia shall grant no more than three other coexclusive licenses which shall not be granted more than 90 days after the effective date of this Agreement. Columbia will inform Progenics of the names of each coexclusive licensee.

         b.    Progenics may not grant any sublicenses under this Agreement.

         c. All rights granted by Columbia to Progenics under this Agreement are subject to the requirements, to the extent applicable, of 35 U.S.C. Sections 200 ET SEQ. and implementing regulations. If Columbia is required to grant licenses, in addition to the three other coexclusive licenses provided for in Section 2(a), pursuant to the statutory and regulatory requirements referred to in this Section 2(c), or if the license granted to Progenics under this Agreement is otherwise modified or limited by the U.S. Government pursuant to such requirements, Columbia and Progenics shall negotiate in good faith a reduction of the license fees and royalties payable hereunder and such

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                                        - 6 -

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other amendments of this Agreement as may be appropriate under the circumstances.

    3.   LICENSE FEE AND ROYALTIES.

         a. In consideration of the license granted under Section 2(a) of this Agreement, Progenics shall pay to Columbia:

                                      [***]

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    4.   PATENT PROSECUTION.  Progenics shall reimburse Columbia within thirty days of the effective date of this Agreement for a proportionate share of all expenses incurred to date and shall pay a proportionate share of all expenses incurred during the term of this Agreement, for filing, prosecuting and maintaining licensed columbia patents. Progenics, proportionate share shall be one fourth of such expenses if there are three other coexclusive licenses, one third of such expenses if there are two other coexclusive licensees, one half of such expenses if there is one other coexclusive licensee, and all of such expenses if there is no other coexclusive licensee of Licensed Columbia Patents. The preparation, filing, prosecution and maintenance of the Licensed Columbia Patents will be conducted by Columbia in Columbia's name, by counsel selected by Columbia in countries designated by Columbia. Columbia shall keep Progenics fully informed concerning Licensed Columbia Patents, and shall promptly provide to Progenics copies of all correspondence relating to Licensed Columbia Patents from the patent offices in those countries in which Licensed Columbia Patents are filed as well as copies of all responses thereto. So long as Progenics timely provides comments to Columbia concerning the preparation of responses to Office Actions, Columbia's counsel shall give due consideration to such comments.

    5.   REPORTS AND PAYMENTS.

         a. On or before the last business day of February, May, August and November of each year of this Agreement, Progenics shall submit to Columbia a written report with respect to the preceding calendar quarter (the "Payment Report") stating:

               (i) Net Sales made by Progenics and any Affiliate during such quarter for Products; and

               (ii) A calculation under Section 3 of the amount due to Columbia.

         b. Simultaneously with the submission of each Payment Report, Progenics shall make payment to Columbia of the amount due for the calendar quarter covered by the Payment Report.

         c. Progenics shall maintain at its principal office usual books of account and records showing its actions under this Agreement. Upon reasonable notice, such books and records shall be open to inspection and copying at Columbia's expense, during usual business hours, by an independent certified public accountant to whom Progenics has no reasonable objection, for two years after the calendar quarter to which they pertain, for purposes of verifying the accuracy of the amounts paid by Progenics under this Agreement.

         d. Any tax paid or required to be withheld by Progenics on account of royalties payable to Columbia under this License Agreement shall be deducted from the amount of royalties otherwise due. Progenics shall secure and send to Columbia proof of any such taxes withheld and paid by Progenics for the benefit of Columbia.

         e. All royalties due under this Agreement shall be payable in U.S. dollars. If governmental regulations prevent remittances from a foreign country with respect to sales made in that country, the obligation of Progenics to pay royalties on sales in that country shall be suspended until such remittances are possible. Columbia shall have the right, upon giving written notice to Progenics, to receive payment in that country in local currency.

         f. Monetary conversions from the currency of a foreign country in which Products are sold into United States currency shall be made at the official exchange rate in force in that country for financial transactions on the last business day of the calendar quarter for which the royalties are being paid. If there is no such official exchange rate, the conversion shall be made at the rate for such remittances on that date as certified by Citibank, N.A., New York, New York, U.S.A.

    6. USE FOR RESEARCH PURPOSES OF LICENSES GRANTED. Columbia reserves the right to use the Licensed Columbia Patents solely for academic research purposes and to permit other entities or individuals to use the same solely for academic research purposes provided such other entities or individuals agree in writing to use the same for academic research purposes and not to provide the same to other entities or individuals

    7.   BEST EFFORTS.

         a. Progenics shall use its reasonable best efforts to develop and market Products for commercial sale and distribution throughout the world.
To such end, Progenics shall use its reasonable best efforts to achieve the following objectives within the following time periods measured from the effective date of this Agreement:


                                      [***]


         b. Failure to achieve these objectives shall result in Columbia having the option to terminate the license granted hereunder, subject to Progenics' right to achieve the missed objective within 60 days of receipt of written notice of termination from Columbia. Columbia shall not unreasonably withhold its consent to any revision in the preceding schedule requested in writing by Progenics and supported by evidence of technical difficulties or delays in the clinical studies or regulatory process that


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could not have been reasonably avoided.

    8.   INFRINGEMENT OF LICENSED COLUMBIA PATENTS.

         a. Columbia will protect the Licensed Columbia Patents from infringement and prosecute infringers at its own expense when in its sole judgment such action may be reasonably necessary, proper and justified.

         b. Progenics shall notify Columbia if it becomes aware of any infringement of a claim of a Licensed Columbia Patent by a third party selling products in competition with Progenics or its Affiliates.

         c     In the event Columbia shall initiate or carry on legal
proceedings to enforce any Licensed Columbia Patent against an alleged infringer, Progenics shall use its reasonable best efforts to fully cooperate with and shall supply all assistance reasonably requested by Columbia. Columbia shall have sole control of that proceeding and shall bear the reasonable expenses incurred by Progenics in providing such assistance and cooperation as is requested pursuant to this paragraph.

         d. If Columbia does not initiate and use reasonable efforts to carry on such a legal proceeding or otherwise cause the infringement of claims of Licensed Columbia Patents to cease within one year of receipt of notice from Progenics of the infringement, Progenics shall be entitled thereafter to pay license fees and royalties due to Columbia into an interest-bearing, escrow account.

As soon as Columbia initiates and uses reasonable efforts to carry on such a legal proceeding or otherwise causes the infringement to cease, whichever is earlier, Progenics shall resume payments directly to Columbia if Progenics had previously paid license fees and royalties into such an escrow account and shall further pay to Columbia all monies, including interest, in such escrow account. If Columbia fails to initiate and carry on such a legal proceeding or to otherwise cause such infringement to cease, Progenics shall be entitled to recover from such escrow account all monies, including interest, which have been in such escrow account for more than two years and shall have no further obligation to Columbia with respect to such monies.


    9. REPRESENTATIONS AND WARRANTIES. Columbia represents and warrants that, to the best of its knowledge, it has good title to the Licensed Columbia Patents and that it has the right to grant the license granted to Progenics hereunder and that it has taken all action necessary under the statute and regulations referred to in Section 2(c) above in order to vest in Columbia such title to the Licensed Columbia Patents and in order to grant such license. Nothing in this Agreement shall be construed as a warranty or representation by either party as to the validity of any Licensed Columbia Patent. Nothing in this agreement shall be construed as a warranty or representation by either party that anything made, used, sold or otherwise disposed of under any license granted under this Agreement is or will be free from infringement of domestic or foreign patents of other parties. Nothing in this Agreement shall be construed as a license under any other patent or patent application owned in whole or in part by Columbia, including specifically U.S. Patent Number 4,399,216 related U.S. and foreign patents and patent applications under which a separate license is required.

    10. PROHIBITION AGAINST USE OF NAME. Progenics will not use the name, insignia or symbols of Columbia, its faculties or departments, or any variation or combination thereof, or the name of any trustee, faculty member, other employee or student of Columbia for any purpose whatsoever without Columbia's prior written consent.

    11.  COMPLIANCE WITH GOVERNMENTAL OBLIGATIONS.

         a. Notwithstanding any provisions in this Agreement, Columbia disclaims any obligations or liabilities arising under the license provisions of this Agreement if Progenics is charged in a governmental action for not complying with or fails to comply with governmental regulations in the course of taking effective steps to bring any Product to a point of practical application.

         b. Progenics shall comply upon reasonable notice from Columbia with all lawful governmental requirements directed to either Columbia or Progenics and provide all information and assistance necessary to comply with the governmental requirements.

         c. Progenics shall conduct its research, development, and marketing activities under this Agreement in compliance with all government regulations in force and effect including, but not limited to, Federal, state and municipal legislation.

    12.  INDEMNITY AND INSURANCE.

         a.    Progenics will indemnify and hold Columbia and the Howard
Hughes Medical Institute harmless against any and all actions, suits, claims, demands, prosecutions, liabilities, costs and expenses (including reasonable attorneys' fees) based on or arising out of the manufacture, packaging, use, or sale of Products by Progenics and its Affiliates, even if altered for use for a purpose not intended, or use of Licensed Columbia Patents by Progenics or its Affiliates, or its (or their) customers and any representation made or warranty given by Progenics or, its Affiliates, with respect to Products, provided Columbia or the Howard Hughes Medical Institute gives prompt written notice to Progenics of any claim against it for which indemnification is sought and promptly discloses to Progenics a true copy of any summons or other process, pleading or notice issued in any lawsuit or other proceeding to assert such claim and further provided that Progenics has the right to control the investigation, trial and defense of such lawsuit or other proceeding (including all settlement negotiations) and any appeal arising therefrom and to retain attorneys of its choosing.

         b. Progenics shall maintain, during the term of this Agreement, comprehensive general liability insurance, including product liability insurance, with reputable and financially secure insurance carriers and in a form reasonably acceptable to Columbia to cover the activities of Progenics and its Affiliates for minimum limits of [***] combined single limit for bodily injury and property damage per occurrence and in the aggregate. Such insurance shall include Columbia, its trustees, officers, and employees as additional insureds. Prior to any administration of a Product to a human being, Progenics shall furnish to Columbia a certificate of insurance evidencing such coverage. Progenics shall provide to Columbia thirty days prior written notice of any cancellation or material change in such insurance.

    Progenics' insurance shall be primary coverage; any insurance Columbia may purchase shall be excess and noncontributory. Such insurance shall be written to cover claims made during or after the expiration of this Agreement.

    Progenics shall have the option of self insuring for such coverage, on the condition that it provides

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

Columbia, before any Product is administered to a human being, with an audited financial statement that evidences its ability to self insure for such amounts.

    Progenics shall at all times comply with all statutory workers' compensation and employers' liability requirements covering its employees with respect to activities performed under this Agreement.

    Progenics, no later than each anniversary of the effective date of this Agreement, shall provide to Columbia written assurance that Progenics is in compliance with its obligations under this Section 12. Such assurance shall be sent by certified mail (return receipt requested), postage prepaid to:

         Columbia University
         Risk Management Office
         225 Broadway
         New York, New York 10007

    13. MARKING. Prior to the issuance of patents, Progenics will, as appropriate, mark Products made, sold, or otherwise disposed of by it under the license granted in this Agreement with the words "Patent Pending", and following the issuance of one or more patents, with the numbers of such patents.

    14.  BREACH AND CURE.

         a. In addition to applicable legal standards, Progenics shall be considered to be in material breach of this Agreement for (i) failure to pay fully and promptly amounts due pursuant to Section 3 and payable pursuant to Section 5, (ii) failure to pay patent prosecution expenses pursuant to Section 4, (iii) failure to comply with governmental requests directed to Columbia or Progenics pursuant to Section 11(b), or (iv) failure to maintain the required insurance pursuant to Section 12.

         b. Either party shall have the right to cure its material breach. The cure shall be effected within a reasonable period of time but in no event later than sixty days after notice of breach given by the non-breaching party.

    15.  TERM OF AGREEMENT.

         a. This Agreement and the royalty obligations incident thereto shall be effective as of the date first set forth above and shall continue in full force and effect until its expiration or termination in accordance with this Section 15.

         b. Unless terminated earlier under any other provision of this Agreement, the Agreement shall expire upon the expiration, lapse or invalidation of the last Licensed Columbia Patent to expire, lapse or be invalidated. Following termination of this Agreement pursuant to this Section 15(b), Progenics shall have the right to manufacture, have manufactured, use and sell Products without further obligations to Columbia.

         c. This Agreement may be terminated by Columbia (i) upon sixty days' written notice to Progenics if Columbia elects to terminate in accordance with
Section 7(b), (ii) upon thirty days' written notice to Progenics for Progenics's material breach of the Agreement and Progenics's failure to cure such material breach in accordance with Section 14(b), or (iii) should Progenics commit any act of bankruptcy, become insolvent, file a petition under any bankruptcy or insolvency act or have any such petition filed against it. Following termination of this Agreement pursuant to this Section 15(c), Progenics shall have the right to sell off existing inventory subject to the obligations of this Agreement.

         d. Progenics may terminate this Agreement at any time upon 90 days prior written notice.

    16. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if sent by certified mail (return receipt requested), postage prepaid,

if to Columbia, to:               Office of Science and
                                    Technology Development
                                  Columbia University
                                  411 Low Memorial Library
                                  New York, New York 10027


copy to:                          General Counsel
                                  Columbia University
                                  110 Low Memorial Library
                                  New York, New York 10027
if to Progenics, to:              Mr. Terrence C. Burnham
                                  Progenics Pharmaceuticals, Inc.
                                  Old Saw Mill River Road
                                  Tarryton, New York 10591

copy to:                          Mackler, Cooper & Gibbs
                                  1120 Vermont Avenue, N.W.
                                  Suite 600
                                  Washington, D.C. 20005

or to such other address as a party may specify by notice hereunder.

    17. ASSIGNMENT. This Agreement and the licenses herein granted shall be binding upon and inure to the benefit of the successors in interest of the respective parties. Neither this Agreement nor any interest hereunder shall be assignable by either party without the written consent of the other, provided, however, that commencing two years after the effective date of this Agreement, Progenics may assign this Agreement to any corporation with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this Agreement relates with Columbia's written consent, such consent not to be unreasonably withheld.

    18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all previous writings and understandings. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the parties. This Agreement may only be amended by a written instrument signed by Progenics and Columbia, specifically referring to and executed in the same manner as this Agreement, and no such amendment shall be entered into without the written consent of all other licensees under Licensed Columbia Patents, such consent not to be unreasonably withheld.

    19. GOVERNING LAW. This Agreement shall be governed by New York law applicable to agreements made and to be performed in New York.

    IN WITNESS THEREOF, Columbia and Progenics have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.

                                       THE TRUSTEES OF COLUMBIA UNIVERSITY
                                       IN THE CITY OF NEW YORK


                                       By  /s/ Jack M. Granowitz
                                          --------------------------------------
                                          Director, Office of Science
                                           and Technology Development

                                       PROGENICS PHARMACEUTICALS, INC.


                                       By /s/ Gerard M. Housey
                                          --------------------------------------
                                          Gerard M. Housey, Ph.D.
                                          President

                                      APPENDIX A

                              LICENSED COLUMBIA PATENTS

U.S. Serial no. 898,587, filed August 21, 1986

U.S. Serial no. 114,244, filed October 23, 1987

Australian Appln. No. 78792/87, filed April 13, 1988, based upon PCT International Appln. No. PCT/US87/02050, filed August 20, 1987.

Canadian Appln. No. 544,986, filed August 20, 1987

Danish Appln. No. 2172/88, filed April 21, 1988, based upon PCT International Appln. No. PCT/US87/02050, filed August 20, 1987.

European Appln. No. 87 905 848.5, filed April 21, 1988, based upon PCT International Appln. No. PCT/US87/02050, filed August 20, 1987.

Japanese Appln. No. 505271/87, filed April 21, 1988, based upon PCT International Appln. No. PCT/US87/02050, filed August 20, 1987.

                                     [LETTERHEAD]

                                    March 1, 1989


Director
Office of Science and
  Technology Development
Columbia University
411 Low Memorial Library
New York, New York 10027



         Progenics Pharmaceuticals - Columbia
         License Agreement (March 1, 1989)
         Soluble T.-Based Peptides
         ------------------------------------


Dear Sir:

    This concerns the above-identified License Agreement.

    THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK ("Columbia") and PROGENICS PHARMACEUTICALS, INC. ("Progenics") agree to and understand that the above-identified License Agreement, now in force and executed on even date herewith, shall be interpreted consistently with the following:

    1. Columbia shall not, pursuant to Section 7(b), terminate the license granted to Progenics under the March 1, 1989 License Agreement notwithstanding Progenics' failure to achieve the objectives specified in Section 7(a), within the corresponding time periods there specified, provided that:

    (i)  Progenics makes the corresponding licensee fee payments set forth in
Section 3(a)(i) no later than the last day of each such time period; and

    (ii) Progenics, as of the date of each such payment, demonstrates that it has used, and is continuing to use, reasonable efforts to develop and market Products for commercial sale and distribution.

    2. In the last sentence of Section 17 of the License Agreement, the phrase "such consent not to be unreasonably withheld" shall be interpreted to mean that Columbia shall not withhold its consent in the event that Progenics merges or consolidates with, or sells all or substantially all of its assets to, a major pharmaceutical company of recognized standing in the industry.


                                       Sincerely,


                                       Progenics Pharmaceuticals, Inc.

                                       By: /s/ Gerard M. Housey
                                          ------------------------------
                                           Gerard M. Housey
                                           President



Dated: March 1, 1989

The foregoing is in accordance with
Columbia's interpretation of the
License Agreement now in force, and
executed on even date herewith,
between Columbia and Progenics

THE TRUSTEES OF COLUMBIA UNIVERSITY
 IN THE CITY OF NEW YORK


By: /s/ Jack M. Granowitz
   -----------------------------------
   Director, Office of Science and
   Technology Development

                                   October 22, 1996

Paul A. Madden, M.D., Ph.D.
Chairman and CEO
Progenics Pharmaceuticals, Inc.
Old Saw Mill River Road
Tarrytown, New York 10591


Dear Paul:

Re: Columbia-Progenics CD4 license agreement

Columbia and Progenics have agreed to supersede the existing coexclusive license agreement between THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK ("Columbia") and PROGENICS PHARMACEUTICALS, INC., ("Progenics") of March 1, 1989 as amended by the letter agreement of March 1, 1989 (hereinafter the, "Coexclusive Agreement) with a new exclusive license agreement (hereinafter the "Exclusive Agreement"). The Exclusive Agreement will include the terms in this letter agreement (hereinafter the, "Letter Agreement of October 22, 1996." Columbia and Progenics will work diligently and in good faith to draft, finalize and sign the Exclusive Agreement within 90 days of this Letter Agreement of October 22, 1996. This Letter Agreement of October 22, 1996 shall become binding and effective upon its execution by Columbia and Progenics, shall supersede the Coexclusive Agreement, and shall, until the execution of the Exclusive Agreement by Columbia and Progenics, govern the relationship of Columbia and Progenics as to the subject matter hereof.

1.  Scope of Grant.

a. Subject to any residual rights of the third parties under previous agreements with Columbia to sell inventory that was made prior to termination of those agreements, Columbia grants to Progenics and its Affiliates, upon and subject to all the terms and conditions of this Letter Agreement of October 22, 1996, a world-wide, exclusive license, with the right to sublicense, under the Licensed Columbia Patents set forth in Exhibit C to manufacture, have manufactured, use and sell Products as defined herein. The patent rights relating to CD4 that are jointly owned by Columbia with SmithKline Beecham will be included in Licensed Columbia Patents to the extent of Columbia's right therein.

"Products" shall mean any product (i) the manufacture, use or sale of which would, but for the license granted herein, infringe a claim of an existing Licensed Columbia Patent, or (ii) that is described in a claim of a pending patent application within Licensed Columbia Patents, or (iii) that uses, or is derived from the use of, Licensed Technical Information.

"Licensed Technical Information" shall mean all information and materials (including any chemical


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

compound or substance, biological cell, or component thereof) owned by Columbia, solely or jointly with Progenics, and related to soluble T-4 based peptides which is not covered by Licensed Columbia Patents.

b. Columbia grants to Progenics a world-wide exclusive license, with the right to sublicense, for commercial purposes to the [***]. There exists no other license (except for any residual rights of the third parties under previous agreements with Columbia to sell inventory that was made prior to termination of those agreements) and Columbia will not grant licenses in the future for commercial development of the [***] though Columbia does not warrant that no commercial entity has received [***].

                                      [***]

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                                      [***]


4.  Annual Research and Development Plans.

Progenics has provided Columbia with an annual Research and Development Plans for each Defined Product which is attached as Exhibit D. The research and development plans for each Defined Product shall contain at least the following:

a. Resources previously expended and to be expended during the next calendar year for each Defined Product.

b. Current status and progress expected to be made during the next calender year with regard to each Defined Product,

c. A list of patents and patent applications owned or controlled by Progenics with respect to each Defined Product,

d. A description of at least one specific product embodying each Defined Product that is under development by Progenics.

Beginning in 1997, Progenics shall provide an updated annual research and development plan for each Defined Product at least 90 days prior to the beginning of the next calender year.

If Progenics fails to timely provide, or diligently pursue, an annual research and development plan on a specific Defined Product, then that Defined Product shall cease to be a Defined Product. Columbia shall provide Progenics with 30 days notice when Columbia believes a product is no longer a Defined Product. If there is a dispute whether a product continues to be a Defined Product, then the parties shall meet and negotiate in good faith in an attempt to resolve the dispute.

5. A new schedule of payments by Progenics to Columbia shall be adopted as follows:


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                                      [***]



g.  In addition to the foregoing, Progenics will pay:


                                      [***]


h. Failure to make the payments described in this Section 5 or Section 6 of this Letter Agreement of October 22, 1996 would entitle Columbia at its sole option do any of the following:

    I.        terminate the Exclusive Agreement in whole or in part, or

    ii.       convert one or more Defined Products to a non-exclusive license,

6.  Patent Expenses and Infringement.

a. Progenics will reimburse Columbia for all reasonable patent expenses from December 21,


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1995 forward.  Progenics will remain responsible for a pro rata share of patent expenses prior to that date depending on how many parties had coexclusive licenses. If Columbia so requests, Progenics will make such reimbursement directly to Columbia's patent counsel and Progenics will accept invoices directly from Columbia's patent counsel.

b. Columbia shall have the first right to sue infringers. In the event that Columbia shall not commence an action within 90 days of receipt from Progenics of evidence establishing a prima facie case of infringement, then Progenics shall have the right to commence an action against the infringer at Progenics' expense. In the event that Progenics finances the suit, then Progenics may credit litigation expenses against the running royalty owed to Columbia up to [***] of the royalty with respect to the relevant product or Defined Product. In the event of an award or settlement, Progenics shall first reimburse itself for its expenses and Columbia on a pro rata basis for any amounts withheld from or paid by Columbia. Any excess shall be divided [***] to Progenics and [***] to Columbia, such reimbursement of Progenics and Columbia to be on a pro rata basis. Section 8(d) of the Coexclusive Agreement is hereby deleted.

7.  Best Efforts.

    Progenics shall have obligations identical to those in Section 7(ii),(iii) and (iv) of the Coexclusive Agreement except that the dates shall be revised to read as follows:

                                      [***]


8. Except as modified by this Letter Agreement of October 22, 1996, substantially all of the terms in the Coexclusive Agreement apply to, and are hereby incorporated into, this Letter Agreement of October 22, 1996.

If Progenics is in agreement with the above please execute both copies of this Letter Agreement of October 22, 1996, and return them to me. I shall have it executed here at Columbia and return one fully executed copy to you.


                             Sincerely yours,



                             /s/ SCOT G. HAMILTON

                             Scot G. Hamilton
                             Director, Health Sciences
                             Columbia Innovation Enterprise

Agreed to:


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PROGENICS PHARMACEUTICALS, INC.



By:  /s/ PAUL J. MADDON
   -----------------------------------
         Paul J. Maddon, M.D., Ph.D.
         Chairman and CEO


THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK



By:  /s/ JACK M. GRANOWITZ
   -----------------------------------
         Jack M. Granowitz
         Executive Director
         Columbia Innovation Enterprise





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EXHIBIT A

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EXHIBIT B.


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                                      EXHIBIT C

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                                      EXHIBIT C



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              EXHIBIT C

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              EXHIBIT C

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              EXHIBIT C

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CONFIDENTIAL                 EXHIBIT D
Progenics Pharmaceuticals, Inc.
9 October, 1996



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                                 EXHIBIT D CONTINUED


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